EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Masco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 which is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-74815 and 333-75362).
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
August 13, 2010